Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Hyperscale Data, Inc.

11411 SOUTHERN HIGHLANDS PARKWAY

SUITE 240

LAS VEGAS NV 89141

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (File No. 333-292521) of our report dated April 15, 2026, relating to the financial statements of ENERTEC SYSTEMS 2001 LTD, not included herein, appearing in the Annual Report on Form 10-K for the year ended December 31, 2025 of Hyperscale Data, Inc.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft/s/ Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

April 27, 2026